UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On September 29, 2017, Jaguar Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”), as representative of the several underwriters named therein (the “Underwriters”) with respect to the issuance and sale of an aggregate of 21,250,000 shares (the “Firm Shares”) of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), in an underwritten public offering. Pursuant to the Underwriting Agreement, the Company also granted Maxim an option to purchase an additional 3,187,500 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) of Common Stock to cover any over-allotments made by the Underwriters in the sale and distribution of the shares of Common Stock. The Firm Shares are being offered, and if Maxim exercises its over-allotment option, the Option Shares will be offered, to the public at a price of $0.20 per Share.

Pursuant to the Underwriting Agreement, the Company agreed to pay the Underwriters a cash fee equal to 7% of the gross proceeds of the offering, provided however that a lower discount will apply to any portion of the offering that is purchased by a certain institutional investor introduced to the Underwriters by the Company. The Company has also agreed to reimburse Maxim for its travel and other out-of-pocket expenses related to the offering, including, without limitation, the reasonable fees and expenses of counsel to Maxim, up to $75,000 in the aggregate.

The underwriting agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Maxim, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and agreements made by the parties in the Underwriting Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties, and should not be deemed to be a representation, warranty or agreement to or in favor of any other party. In addition, the assertions embodied in any representations, warranties and agreements contained in the Underwriting Agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or agreements were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and agreements should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Under the Underwriting Agreement, subject to certain exceptions, until 120 days following September 29, 2017, neither the Company nor any of its subsidiaries may issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents without Maxim’s prior written consent. In addition, until 120 days following September 29, 2017, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction (as defined in the Underwriting Agreement) without Maxim’s prior written consent.

The Company expects to receive aggregate net proceeds, after deducting underwriter discounts and commissions and other estimated expenses related to the offering, in the amount of approximately $3.55 million, or approximately $4.15 million if Maxim exercises in full its over-allotment option. The Company intends to use the net proceeds from the offering for the commercialization of Mytesi, the Company’s lead prescription drug product, and for working capital and general corporate purposes.

The offering closed on October 3, 2017.

The Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-220236) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 29, 2017 and declared effective on September 14, 2017. A prospectus supplement relating to the offering was filed with the Commission on October 2, 2017.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

The Company’s press release, dated September 29, 2017, announcing the pricing of the offering, is furnished as Exhibit 99.1 to this report.

Disclaimer on Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These include statements regarding the use of proceeds from the offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond the Company’s control. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 29, 2017, by and between Jaguar Health, Inc. and Maxim Group LLC

99.1	Press Release, dated September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: October 3, 2017	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer